Contact:	Michael Bermish
Investor Relations Officer
732-212-3321
FOR IMMEDIATE RELEASE
WELLMAN RECORDS ADDITIONAL CHARGE FOR SETTLEMENT OF CLASS ACTION LAWSUITS RELATING TO SALES OF POLYESTER STAPLE FIBER
September 8, 2005, Shrewsbury, NJ – Wellman, Inc. (NYSE:WLM) announced that it will record a pretax charge of $8.0 million in the third quarter of 2005 arising from the settlement of the federal class action lawsuits of direct purchasers alleging that the Company engaged in price fixing and customer allocation relating to sales of polyester staple fiber. Once the court approves the settlement of the class action lawsuits being announced today, given the earlier settlements with more than 30 major polyester fiber purchasers, Wellman will have settled substantially all of the federal claims of the direct purchasers. The after-tax effect of the charge will be $5.2 million or $0.16 per share in the third quarter of 2005. When combined with the $24 million pre-tax charge recorded in the second quarter of 2005, the total after-tax effect is $20.8 million or $0.66 per share which represents the Company’s best estimate of its total costs including all agreed upon settlements as well as the future costs to defend or settle any remaining litigation including state claims by indirect purchasers.
The Company denies any wrongdoing and has strong defenses to any claims; however, it is settling the class action lawsuits to minimize future expenses, risk and disruption of business that occurs with any litigation.
Thomas M. Duff, Wellman’s Chief Executive Officer, stated, “The settlement of the class action lawsuits is prudent given the high costs of litigation and the elimination of risk. The settlement will permit our employees to focus on improving our business. Our results for the third quarter will be reduced by this charge as well as the effects from Hurricane Katrina. Fortunately these two events do not affect the long term profitability of our business.”
Wellman, Inc. manufactures and markets high-quality PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester staple fibers. We believe we are one of the world’s largest PET plastic recyclers, utilizing a significant amount of recycled raw materials in its manufacturing operations.

Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; reduced sales volumes; increases in costs; the financial condition of our customers; polyester staple fiber and textile imports; availability and cost of raw materials; the impact of litigation arising out of alleged pricing practices in the polyester staple fiber industry; the actions of our competitors; the effective implementation of our cost reduction programs; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; regulatory changes; tax risks; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operation of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2004.